Exhibit 99.1

[FOR IMMEDIATE RELEASE]

First Business Financial Services, Inc.

401 Charmany Drive

Madison, WI 53719

FIRST BUSINESS BANK REPORTS SECOND QUARTER 2024 NET INCOME OF $10.2 MILLION

-- Robust pre-tax, pre-provision earnings supported by double-digit loan growth, net interest margin expansion, and record private wealth fee income --

MADISON, Wis., July 25, 2024 (BUSINESS WIRE) -- First Business Financial Services, Inc. (the “Company”, the “Bank”, or “First Business Bank”) (Nasdaq:FBIZ) reported quarterly net income available to common shareholders of $10.2 million, or earnings per share of $1.23 on a diluted basis. This compares to net income available to common shareholders of $8.6 million, or $1.04 per share, in the first quarter of 2024 and $8.1 million, or $0.98 per share, in the second quarter of 2023.

“First Business Banks’s consistent growth strategy drove outstanding second quarter results, highlighted by continued double-digit loan growth, record top line revenue, improved net interest margin, and stable credit trends,” said Corey Chambas, Chief Executive Officer. "We grew both net interest income and margin by executing high-quality loan production and utilizing our long-held and effective funding strategy. We continued to differentiate our business model with strong fee income sources, most notably from fees generated by our Private Wealth Management group’s $3.2 billion in assets under management and administration. The Company's consistently strong performance has generated exceptional shareholder value with 13.5% growth in tangible book value from the prior year.”

“We are pleased that our balance sheet, interest rate positioning, and higher level of fees in lieu of interest during the quarter produced a net interest margin at the top of our long-term target range of 3.60%-3.65%,” Chambas continued. “We believe our neutrally positioned balance sheet is poised for stable and strong relative performance in varied interest rate scenarios."

Quarterly Highlights

•
Consistent Loan Growth. Loans increased $74.6 million, or 10.3% annualized, from the first quarter of 2024, and $310.8 million, or 11.6%, from the second quarter of 2023, reflecting the addition and retention of valuable client relationships across the Company’s products and geographies.
•
Expanded Net Interest Margin. Net interest margin measured 3.65%, elevated by strong fees in lieu of interest, expanding seven basis points from the linked quarter and improving for the first time in five quarters following recent industry-wide net interest margin compression. Net interest income grew 3.5% from the linked quarter and 10.1% from the prior year quarter. The Company’s continued success in driving balance sheet growth was supported by its long-held match-funding strategy.
•
Robust Private Wealth Management Business. Private Wealth assets under management and administration grew to $3.249 billion as of June 30, 2024, up $341.5 million, or 11.7% from the prior year. Private Wealth and Company Retirement Plan ("Private Wealth") fee income reached a record $3.5 million, increasing by 19.6% percent from June 30, 2023 and comprising 47% of total non-interest income.
•
Strong Pre-Tax, Pre-Provision ("PTPP") Income. PTPP income grew to $14.1 million, up 7.6% and 5.0% from the linked and prior year quarters, respectively. This performance reflects solid growth across the Company’s balance sheet and diversified sources of non-interest income. PTPP adjusted return on average assets measured 1.57%, compared to 1.49% for the linked quarter and 1.72% for the prior year quarter.
•
Stable Asset Quality. Non-performing assets measured $19.1 million, down $1.1 million, or 5.4%, from the linked quarter. Non-performing assets as a percent of total assets measured 0.53%, compared to 0.57% and 0.48% for the linked and prior year periods, respectively.
•
Tangible Book Value Growth. The Company’s strong earnings generation and sound balance sheet management continued to drive tangible book value per share growth, producing a 11.5% annualized increase compared to the linked quarter and a 13.5% increase compared to the prior year quarter. With a conservatively managed investment portfolio, the Company's tangible book value is minimally impacted by unrealized gains or losses in its investment portfolio.

Quarterly Financial Results

(Unaudited)	As of and for the Three Months Ended			As of and for the Six Months Ended
(Dollars in thousands, except per share amounts)	June 30, 2024	March 31, 2024	June 30, 2023	June 30, 2024	June 30, 2023
Net interest income	$30,540	$29,511	$27,747	$60,051	$54,453
Adjusted non-interest income (1)	7,425	6,765	7,419	14,190	15,829
Operating revenue (1)	37,965	36,276	35,166	74,241	70,282
Operating expense (1)	23,823	23,130	21,692	46,954	43,471
Pre-tax, pre-provision adjusted earnings (1)	14,142	13,146	13,474	27,287	26,811
Less:
Provision for credit losses	1,713	2,326	2,231	4,039	3,793
Net loss on repossessed assets	65	86	(2)	151	4
SBA recourse provision	(9)	126	341	117	323
Add:
Net loss on sale of securities	0	(8)	(45)	(8)	(45)
Income before income tax expense	12,373	10,600	10,859	22,972	22,646
Income tax expense	1,917	1,752	2,522	3,668	5,330
Net income	$10,456	$8,848	$8,337	$19,304	$17,316
Preferred stock dividends	219	219	219	438	438
Net income available to common shareholders	$10,237	$8,629	$8,118	$18,866	$16,878
Earnings per share, diluted	$1.23	$1.04	$0.98	$2.26	$2.02
Book value per share	$35.35	$34.41	$31.34	$35.35	$31.34
Tangible book value per share (1)	$33.92	$32.97	$29.89	$33.92	$29.89

Net interest margin (2)	3.65%	3.58%	3.81%	3.62%	3.83%
Adjusted net interest margin (1)(2)	3.47%	3.43%	3.63%	3.45%	3.69%
Fee income ratio (non-interest income / total revenue)	19.56%	18.63%	21.00%	19.10%	22.47%
Efficiency ratio (1)	62.75%	63.76%	61.68%	63.25%	61.85%
Return on average assets (2)	1.14%	0.98%	1.04%	1.06%	1.10%
Pre-tax, pre-provision adjusted return on average assets (1)(2)	1.57%	1.49%	1.72%	1.53%	1.75%
Return on average common equity (2)	14.12%	12.24%	12.58%	13.20%	13.26%

Period-end loans and leases receivable	$2,985,414	$2,910,864	$2,674,583	$2,985,414	$2,674,583
Average loans and leases receivable	$2,962,927	$2,887,454	$2,583,237	$2,925,191	$2,532,500
Period-end core deposits	$2,309,635	$2,297,843	$2,073,744	$2,309,635	$2,073,744
Average core deposits	$2,375,101	$2,346,453	$2,035,856	$2,360,776	$2,018,327
Allowance for credit losses, including unfunded commitment reserves	$34,950	$34,629	$29,697	$34,950	$29,697
Non-performing assets	$19,053	$20,146	$15,786	$19,053	$15,786
Allowance for credit losses as a percent of total gross loans and leases	1.17%	1.19%	1.11%	1.17%	1.11%
Non-performing assets as a percent of total assets	0.53%	0.57%	0.48%	0.53%	0.48%

(1)
This is a non-GAAP financial measure. Management believes these measures are meaningful because they reflect adjustments commonly made by management, investors, regulators, and analysts to evaluate financial performance, provide greater understanding of ongoing operations, and enhance comparability of results with prior periods. See the section titled Non-GAAP Reconciliations at the end of this release for a reconciliation of GAAP financial measures to non-GAAP financial measures.
(2)
Calculation is annualized.

Second Quarter 2024 Compared to First Quarter 2024

Net interest income increased $1.03 million, or 3.5%, to $30.5 million.

•
The increase in net interest income was driven by increases in net interest margin, average loans and leases receivable, and fees in lieu of interest. Average loans and leases receivable increased $75.5 million, or 10.5% annualized, to $2.963 billion. Fees in lieu of interest, which vary from quarter to quarter based on client-driven activity, totaled $1.2 million, compared to $793,000 in the prior quarter. Excluding fees in lieu of interest, net interest income increased $595,000, or 2.1%.
•
The yield on average interest-earning assets increased 15 basis points to 6.92% from 6.77%. Excluding fees in lieu of interest, the yield earned on average interest-earning assets increased 9 basis points to 6.77% from 6.68%. The cumulative adjusted interest-earning asset beta1 since December 31, 2021 was 59.3%.
•
The rate paid for average interest-bearing core deposits increased 5 basis points to 4.09% from 4.04% due to ongoing competition for deposits. The rate paid for average wholesale deposits increased 6 basis points to 4.09% from 4.03%. The cumulative total bank funding beta since December 31, 2021 was 58.3%. Total bank funding is defined as total deposits plus Federal Home Loan Bank (“FHLB”) advances.
•
Net interest margin was 3.65%, up 7 basis points compared to 3.58% in the linked quarter. Adjusted net interest margin2 was 3.47%, up 4 basis points compared to 3.43% in the linked quarter. The increase in adjusted net interest margin was driven by an increase in the yield on interest-earning assets partially offset by an increase in rate paid on interest-bearing core deposits and wholesale funding.
•
The Company maintains a long-term target for net interest margin in the range of 3.60%-3.65%. Performance in future quarters will vary due to factors such as the level of fees in lieu of interest and the timing, pace and scale of future interest rate changes.

The Bank reported a provision expense of $1.7 million, compared to $2.3 million in the first quarter of 2024. The quarterly decrease was driven by lower specific reserve requirements for equipment finance borrowers in the commercial and industrial ("C&I") loan portfolio. The $1.7 million expense consisted of $1.4 million of net charge-offs, $680,000 due to loan growth, a general reserve increase of $496,000 due to qualitative factor changes, and $150,000 related to deterioration in the economic outlook, partially offset by a decrease in specific reserves of $1.0 million. The increase in qualitative factors was primarily driven by above target growth in several loan portfolios. Charge-offs exceeded newly identified non-accrual loans in the quarter in the transportation and logistics segment of equipment finance.

Non-interest income increased $668,000, or 9.9%, to $7.4 million.

•
Private Wealth fee income increased $350,000, or 11.3% to $3.5 million. Private Wealth assets under management and administration measured $3.249 billion on June 30, 2024, down $71.5 million, or 8.6% annualized from the prior quarter. Fee income is based on overall asset levels and may vary based on seasonal activity and the timing of fluctuations in market values.
•
Gains on sale of SBA loans increased $154,000, or 79.0%, to $349,000. Management expects the SBA loan sales pipeline to continue to build in the second half of the year as production increases and previously closed commitments fully fund and become eligible for sale.
•
Commercial loan swap fee income of $157,000 decreased by $41,000, or 20.7%. Swap fee income varies from period to period based on loan activity and the interest rate environment.

1.
The change in yield of the respective interest-earning asset or the rate paid on interest-bearing liability compared to the change in short-term market rates is commonly referred to as a beta.
2.
Adjusted net interest margin is a non-GAAP measure representing net interest income excluding fees in lieu of interest and other recurring, but volatile, components of net interest margin divided by average interest-earning assets less other recurring, but volatile, components of average interest-earning assets.

•
Other fee income increased $207,000 or 14.0% to $1.7 million. The increase was primarily due to higher returns on the Company’s investments in Small Business Investment Company ("SBIC") mezzanine funds. Income from SBIC funds was $796,000 in the second quarter, compared to $653,000 in the linked quarter. Income from SBIC funds varies from period to period based on changes in the realized and unrealized fair value of underlying investments.

Non-interest expense increased $537,000, or 2.3%, to $23.9 million, while operating expense increased $693,000, or 3.0%, to $23.8 million.

•
Compensation expense was $16.2 million, reflecting an increase of $58,000, or 0.4%, from the linked quarter primarily due to an expanded workforce, increased incentive compensation based on strong second quarter production, and a higher cash bonus accrual based on above-target Company performance. These increases were almost fully offset by decreases in 401(k) employer match and payroll taxes that were paid in the prior quarter on the annual cash bonus payout. Average full-time equivalents (“FTEs”) for the second quarter of 2024 were 351, up from 346 in the linked quarter. Management anticipates compensation expense will approximate this level for the remainder of 2024.
•
Computer software expense was $1.6 million, increasing $137,000, or 9.7%, from the linked quarter primarily due to new investments in innovative technology to support growth initiatives, enhance productivity, and improve the client experience.
•
Data processing expense was $1.2 million, increasing $164,000, or 16.1%, from the linked quarter primarily due to an increase in core processing costs commensurate with loan and deposit account growth, Private Wealth assets under management and administration growth, and various project implementations.
•
Other non-interest expense was $1.1 million, increasing $267,000, or 33.5%, from the linked quarter primarily due to an increase in other non-recurring expenses and liquidation expense partially offset by a decrease in SBA recourse provision.

Income tax expense increased $165,000, or 9.4%, to $1.9 million. The effective tax rate was 15.5% for the three months ended June 30, 2024, compared to 16.5% for the linked quarter. The decrease reflects an increase in tax exempt loans and investments, adjustments to compensation estimates, and adjustments to estimated timing of cashflows on federal tax credit projects. The Company expects to report an effective tax rate between 16% and 18% for 2024.

Total period-end loans and leases receivable increased $74.6 million, or 10.3% annualized, to $2.985 billion. Management intends to continue to manage loan growth towards our long-term target of 10%. The average rate earned on average loans and leases receivable was 7.28%, up 14 basis points from 7.14% in the prior quarter. Excluding fees in lieu of interest, the average rate earned on average loans and leases receivable was 7.11%, up 8 basis points from 7.03% in the prior quarter. Additionally, $219.6 million of new and renewed loans were originated in the quarter at a weighted average yield of 8.33%, compared to $197.2 million at a weighted average yield of 7.95% in the prior quarter.

•
Commercial Real Estate (“CRE”) loans increased by $35.6 million, or 8.2% annualized, to $1.775 billion. The increase was primarily due to an increase in construction and multi-family loans in the Wisconsin markets.
•
Commercial & Industrial (“C&I”) loans increased $40.9 million, or 14.6% annualized, to $1.162 billion. The increase was primarily due to growth in traditional commercial lending, accounts-receivable financing, and equipment financing.

Total period-end core deposits increased $11.8 million to $2.310 billion, compared to $2.298 billion. The average rate paid was 3.34%, up 14 basis points from 3.28% in the prior quarter. Average core deposits increased $28.6 million, or 4.9%, to $2.375 billion.

•
New non-maturity deposit balances of $44.0 million were added at a weighted average rate of 3.05%. Certificate of deposit maturities of $151.3 million at a weighted average rate of 4.48% were replaced by new and renewed certificates of deposit of $112.1 million at a weighted average rate of 4.58%.

Period-end wholesale funding, including FHLB advances, brokered deposits, and deposits gathered through internet deposit listing services, increased $64.1 million, or 30.6% annualized, to $853.9 million. Of the total increase, $53.0 million was short-term brokered deposits swapped into longer term fixed rate contracts. Consistent with the Bank’s long-held philosophy to manage interest rate risk, management will continue to utilize the most efficient and cost-effective source of wholesale funds to match-fund fixed-rate loans as necessary.

•
Wholesale deposits increased $118.0 million to $575.5 million, compared to $457.6 million. The average rate paid on wholesale deposits increased 6 basis points to 4.09% and the weighted average original maturity decreased to 4.0 years from 4.4 years.
•
FHLB advances and other borrowings decreased $53.9 million to $327.9 million. The average rate paid on FHLB advances increased 30 basis points to 2.69% and the weighted average original maturity increased to 5.3 years from 4.5 years.

Non-performing assets decreased $1.1 million to $19.1 million, or 0.53% of total assets, down from 0.57% in the prior quarter due to net charge-offs and payments on non-accrual loans. While we continue to expect full repayment of the one asset-based lending (ABL) loan that defaulted during the second quarter of 2023, the liquidation process has transitioned into Chapter 7 bankruptcy, likely delaying final resolution until late 2024 or 2025. Through our collection efforts, the current balance of this loan is $6.5 million, down from $10.9 million in the prior year quarter. Excluding this ABL loan, non-performing assets totaled $12.6 million, or 0.35% of total assets in the current quarter and $12.7 million, or 0.36% of total assets in the linked quarter.

The allowance for credit losses, including the unfunded credit commitments reserve, increased $321,000, or 0.9%, as increases in the general reserve from loan growth, increase in qualitative and quantitative factors, and new specific reserves were partially offset by charge-offs. The allowance for credit losses, including unfunded credit commitment reserves, as a percent of total gross loans and leases was 1.17% compared to 1.19% in the prior quarter.

Second Quarter 2024 Compared to Second Quarter 2023

Net interest income increased $2.8 million, or 10.1%, to $30.5 million.

•
The increase in net interest income primarily reflects an increase in average gross loans and leases and an increase in fees in lieu of interest, partially offset by net interest margin compression. Fees in lieu of interest increased to $1.2 million from $936,000. Excluding fees in lieu of interest, net interest income increased $2.5 million, or 9.3%.
•
The yield on average interest-earning assets measured 6.92% compared to 6.47%. Excluding fees in lieu of interest, the yield on average interest-earning assets measured 7.11%, compared to 6.35%. This increase in yield was primarily due to the increase in short-term market rates and the reinvestment of cash flows from the securities and fixed-rate loan portfolios in a rising rate environment. The daily average effective federal funds rate increased 34 basis points compared to the prior year quarter, which equates to an average adjusted interest-earning asset beta of 132.35% for the three months ended June 30, 2024, compared to the prior year period.
•
The rate paid for average interest-bearing core deposits increased 84 basis points to 4.09% from 3.25%. The rate paid for average total bank funding increased 61 basis points to 3.39% from 2.78%. The total bank funding beta was 179.41% for the three months ended June 30, 2024, compared to the prior year period.
•
Net interest margin decreased 16 basis points to 3.65% from 3.81%. Adjusted net interest margin decreased 16 basis points to 3.47% from 3.63%.

The Company reported a credit loss provision expense of $1.7 million, compared to $2.2 million in the second quarter of 2023. The decrease compared to the prior year quarter is mainly due to a decrease in specific reserves related to the Equipment Finance borrowers in the commercial and industrial lending portfolio and lower loan growth, partially offset by quantative factors.

Non-interest income increased $51,000, or 0.7%, to $7.4 million.

•
Private Wealth fee income increased $568,000, or 19.6%, to $3.5 million. Private Wealth assets under management and administration measured $3.249 billion at June 30, 2024, up $341.5 million, or 11.7%. The increase was due to successful new money efforts as well as market performance.
•
Commercial loan swap fee income decreased by $820,000, or 83.9%, to $157,000. Swap fee income varies from period to period based on loan activity and the interest rate environment.
•
Gain on sale of SBA loans decreased $95,000, or 21.4%, to $349,000. Management expects the SBA loan sales pipeline to build in the second half of the year as production increases and previously closed commitments fully fund and become eligible for sale.
•
Service charges on deposits increased $185,000, or 24.2%, to $951,000, driven by new core deposit relationships.
•
Other fee income increased $247,000, or 17.2%, to $1.7 million. The increase was primarily due to higher returns on the Company’s investments in SBIC mezzanine funds in the second quarter, partially offset by a decrease in gain on sale of lease assets. Income from SBIC mezzanine funds was $796,000 in the second quarter, compared to $389,000 in the prior year quarter. Income from SBIC mezzanine funds varies from period to period based on changes in the realized and unrealized fair value of underlying investments.

Non-interest expense increased $1.8 million, or 8.4%, to $23.9 million. Operating expense increased $2.1 million, or 9.8%, to $23.8 million.

•
Compensation expense increased $1.1 million, or 7.2%, to $16.2 million. The increase in compensation expense was primarily due to an increase in average FTEs, annual merit increases, and promotions. These increases were partially offset by a decrease in share-based compensation. Average FTEs increased 3% to 351 in the second quarter of 2024, compared to 341 in the second quarter of 2023.
•
Computer software expense increased $358,000, or 29.9%, to $1.6 million, primarily due to new investments in innovative technology to support growth initiatives, enhance productivity, and improve the client experience.
•
Professional fees expense increased $232,000, or 18.7%, to $1.5 million, primarily due to an increase in recruiting expense and a general increase in other professional consulting services for various projects.
•
Data processing expense increased $121,000, or 11.4%, to $1.2 million, primarily due to an increase in core processing costs commensurate with loan and deposit account growth, Private Wealth assets under management and administration growth, and various project implementations.

Total period-end loans and leases receivable increased $310.8 million, or 11.6%, to $2.985 billion.

•
CRE loans increased $183.6 million, or 11.5%, to $1.775 billion, primarily due to increases in non-owner occupied CRE and multi-family loans in the Wisconsin market.
•
C&I loans increased $124.8 million, or 12.0%, to $1.162 billion, due to growth across the majority of the Bank’s products and geographies.

Total period-end core deposits grew $235.9 million, or 11.4%, to $2.310 billion, and the average rate paid increased 78 basis points to 3.34%. The increase in average rate paid on core deposits was primarily due to heightened competition and a change in deposit mix. Total average core deposits grew $339.2 million, or 16.7%, to $2.375 billion.

Period-end wholesale funding increased $78.2 million to $853.9 million.

•
Wholesale deposits increased $120.4 million to $575.5 million, as the Bank utilized more wholesale deposits in lieu of FHLB advances to build excess liquidity and to match-fund fixed rate assets. The average rate paid on wholesale deposits decreased 15 basis points to 4.09 and the weighted average effective maturity increased to 4.0 years from 3.7 years. Consistent with our balance sheet strategy to use the most efficient and cost-effective source of wholesale funding, the Company has entered into derivative contracts which hedge a portion of the wholesale deposits to reduce the fixed rate funding costs.
•
FHLB advances and other borrowings decreased $42.3 million to $327.9 million. The average rate paid on FHLB advances increased 2 basis points to 2.69 and the weighted average original maturity increased to 5.3 years from 5.2 years.

Non-performing assets increased to $19.1 million, or 0.53% of total assets, compared to $15.8 million, or 0.48% of total assets, driven by past-due Equipment Finance loans within the C&I portfolio. Excluding one ABL loan for which we expect full repayment, non-performing assets totaled $12.6 million, or 0.35% of total assets.

The allowance for credit losses, including unfunded commitment reserves, increased $5.3 million to $35.0 million, compared to $29.7 million primarily due to an increase in specific reserves and loan growth, partially offset by an improvement in the economic forecast. The allowance for credit losses as a percent of total gross loans and leases was 1.17%, compared 1.11% in the prior year.

Investor Presentation

The Company has prepared investor presentation materials that management intends to use from time to time in discussions about the Company’s operations and performance. The presentation will be available for viewing in the Investor Relations section of the Company’s website at firstbusiness.bank and will also be furnished to the U.S. Securities and Exchange Commission on July 25, 2024.

About First Business Bank

First Business Bank® specializes in Business Banking, including Commercial Banking and Specialty Finance, Private Wealth, and Bank Consulting services, and through its refined focus delivers unmatched expertise, accessibility, and responsiveness. Specialty Finance solutions are delivered through First Business Bank’s wholly owned subsidiary First Business Specialty Finance, LLC®. First Business Bank is a wholly owned subsidiary of First Business Financial Services, Inc®. (Nasdaq: FBIZ). For additional information, visit firstbusiness.bank.

This release may include forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, which reflect First Business Bank’s current views with respect to future events and financial performance. Forward-looking statements are not based on historical information, but rather are related to future operations, strategies, financial results, or other developments. Forward-looking statements are based on management’s expectations as well as certain assumptions and estimates made by, and information available to, management at the time the statements are made. Those statements are based on general assumptions and are subject to various risks, uncertainties, and other factors that may cause actual results to differ materially from the views, beliefs, and projections expressed in such statements. Such statements are subject to risks and uncertainties, including among other things:

•
Adverse changes in the economy or business conditions, either nationally or in our markets including, without limitation, inflation, economic downturn, labor shortages, wage pressures, and the adverse effects of public health events on the global, national, and local economy.
•
Competitive pressures among depository and other financial institutions nationally and in the Company’s markets.
•
Increases in defaults by borrowers and other delinquencies.

•
Management’s ability to manage growth effectively, including the successful expansion of our client service, administrative infrastructure, and internal management systems.
•
Fluctuations in interest rates and market prices.
•
Changes in legislative or regulatory requirements applicable to the Company and its subsidiaries.
•
Changes in tax requirements, including tax rate changes, new tax laws, and revised tax law interpretations.
•
Fraud, including client and system failure or breaches of our network security, including the Company’s internet banking activities.
•
Failure to comply with the applicable SBA regulations in order to maintain the eligibility of the guaranteed portion of SBA loans.
•
Ongoing volatility in the banking sector may result in new legislation, regulations or policy changes that could subject the Company and the Bank to increased government regulation and supervision.
•
The proportion of the Company’s deposit account balances that exceed FDIC insurance limits may expose the Bank to enhanced liquidity risk.
•
The Company may be subject to increases in FDIC insurance assessments.

For further information about the factors that could affect the Company’s future results, please see the Company’s annual report on Form 10-K for the year ended December 31, 2023 and other filings with the Securities and Exchange Commission.

CONTACT:	First Business Financial Services, Inc.
Brian D. Spielmann
Chief Financial Officer
608-232-5977
bspielmann@firstbusiness.bank

SELECTED FINANCIAL CONDITION DATA

(Unaudited)	As of
(in thousands)	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023
Assets
Cash and cash equivalents	$81,080	$72,040	$139,510	$132,915	$112,809
Securities available-for-sale, at fair value	308,852	314,114	297,006	272,163	253,626
Securities held-to-maturity, at amortized cost	7,082	8,131	8,503	8,689	9,830
Loans held for sale	6,507	4,855	4,589	4,168	2,191
Loans and leases receivable	2,985,414	2,910,864	2,850,261	2,764,014	2,674,583
Allowance for credit losses	(33,088)	(32,799)	(31,275)	(29,331)	(28,115)
Loans and leases receivable, net	2,952,326	2,878,065	2,818,986	2,734,683	2,646,468
Premises and equipment, net	6,381	6,268	6,190	6,157	5,094
Repossessed assets	54	317	247	61	65
Right-of-use assets	6,041	6,297	6,559	6,800	7,049
Bank-owned life insurance	56,351	55,948	55,536	55,123	54,747
Federal Home Loan Bank stock, at cost	11,901	13,326	12,042	13,528	14,482
Goodwill and other intangible assets	11,841	11,950	12,023	12,110	12,073
Derivatives	70,773	69,703	55,597	93,702	70,440
Accrued interest receivable and other assets	97,872	90,344	91,058	78,751	76,864
Total assets	$3,617,061	$3,531,358	$3,507,846	$3,418,850	$3,265,738
Liabilities and Stockholders’ Equity
Core deposits	$2,309,635	$2,297,843	$2,339,071	$2,189,264	$2,073,744
Wholesale deposits	575,548	457,563	457,708	467,743	455,108
Total deposits	2,885,183	2,755,406	2,796,779	2,657,007	2,528,852
Federal Home Loan Bank advances and other borrowings	327,855	381,718	330,916	363,891	370,113
Lease liabilities	8,361	8,664	8,954	9,236	9,499
Derivatives	61,821	61,133	51,949	78,696	61,147
Accrued interest payable and other liabilities	28,671	26,649	29,660	29,262	23,495
Total liabilities	3,311,891	3,233,570	3,218,258	3,138,092	2,993,106
Total stockholders’ equity	305,170	297,788	289,588	280,758	272,632
Total liabilities and stockholders’ equity	$3,617,061	$3,531,358	$3,507,846	$3,418,850	$3,265,738

STATEMENTS OF INCOME

(Unaudited)	As of and for the Three Months Ended					As of and for the Six Months Ended
(Dollars in thousands, except per share amounts)	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023	June 30, 2024	June 30, 2023
Total interest income	$57,910	$55,783	$54,762	$50,941	$47,161	$113,693	$89,226
Total interest expense	27,370	26,272	25,222	22,345	19,414	53,642	34,773
Net interest income	30,540	29,511	29,540	28,596	27,747	60,051	54,453
Provision for credit losses	1,713	2,326	2,573	1,817	2,231	4,039	3,793
Net interest income after provision for credit losses	28,827	27,185	26,967	26,779	25,516	56,012	50,660
Private wealth management service fees	3,461	3,111	2,933	2,945	2,893	6,571	5,547
Gain on sale of SBA loans	349	195	284	851	444	544	920
Service charges on deposits	951	940	848	835	766	1,890	1,448
Loan fees	826	847	869	786	905	1,674	1,708
Loss on sale of securities	—	(8)	—	—	(45)	(8)	(45)
Swap fees	157	198	438	992	977	355	1,534
Other non-interest income	1,681	1,474	1,722	2,021	1,434	3,156	4,672
Total non-interest income	7,425	6,757	7,094	8,430	7,374	14,182	15,784
Compensation	16,215	16,157	14,450	15,573	15,129	32,372	31,037
Occupancy	593	607	571	575	603	1,200	1,234
Professional fees	1,472	1,571	1,313	1,429	1,240	3,043	2,583
Data processing	1,182	1,018	936	953	1,061	2,200	1,936
Marketing	850	818	724	758	779	1,669	1,407
Equipment	335	345	340	349	355	680	650
Computer software	1,555	1,418	1,317	1,289	1,197	2,973	2,379
FDIC insurance	612	610	585	680	580	1,222	974
Other non-interest expense	1,065	798	1,352	1,583	1,087	1,863	1,598
Total non-interest expense	23,879	23,342	21,588	23,189	22,031	47,222	43,798
Income before income tax expense	12,373	10,600	12,473	12,020	10,859	22,972	22,646
Income tax expense	1,917	1,752	2,703	2,079	2,522	3,668	5,330
Net income	$10,456	$8,848	$9,770	$9,941	$8,337	$19,304	$17,316
Preferred stock dividends	219	219	219	218	219	438	438
Net income available to common shareholders	$10,237	$8,629	$9,551	$9,723	$8,118	$18,866	$16,878
Per common share:
Basic earnings	$1.23	$1.04	$1.15	$1.17	$0.98	$2.26	$2.02
Diluted earnings	1.23	1.04	1.15	1.17	0.98	2.26	2.02
Dividends declared	0.2500	0.2500	0.2275	0.2275	0.2275	0.5000	0.4550
Book value	35.35	34.41	33.39	32.32	31.34	35.35	31.34
Tangible book value	33.92	32.97	31.94	30.87	29.89	33.92	29.89
Weighted-average common shares outstanding(1)	8,113,246	8,125,319	8,110,462	8,107,641	8,061,841	8,154,445	8,140,831
Weighted-average diluted common shares outstanding(1)	8,113,246	8,125,319	8,110,462	8,107,641	8,061,841	8,154,445	8,140,831

(1)
Excluding participating securities.

NET INTEREST INCOME ANALYSIS

(Unaudited)	For the Three Months Ended
(Dollars in thousands)	June 30, 2024			March 31, 2024			June 30, 2023
	Average Balance	Interest	Average Yield/Rate(4)	Average Balance	Interest	Average Yield/Rate(4)	Average Balance	Interest	Average Yield/Rate(4)
Interest-earning assets
Commercial real estate and other mortgage loans(1)	$1,765,743	$29,299	6.64%	$1,721,186	$28,120	6.54%	$1,546,487	$23,671	6.12%
Commercial and industrial loans(1)	1,146,312	23,869	8.33	1,115,724	22,724	8.15	987,534	20,020	8.11
Consumer and other loans(1)	50,872	725	5.70	50,544	705	5.58	49,216	588	4.78
Total loans and leases receivable(1)	2,962,927	53,893	7.28	2,887,454	51,549	7.14	2,583,237	44,279	6.86
Mortgage-related securities(2)	261,828	2,609	3.99	241,940	2,276	3.76	192,564	1,421	2.95
Other investment securities(3)	60,780	443	2.92	67,980	518	3.05	60,790	392	2.58
FHLB stock	12,656	291	9.20	12,271	282	9.19	15,844	302	7.62
Short-term investments	48,836	674	5.52	85,072	1,158	5.44	61,316	767	5.00
Total interest-earning assets	3,347,027	57,910	6.92	3,294,717	55,783	6.77	2,913,751	47,161	6.47
Non-interest-earning assets	245,188			233,224			213,483
Total assets	$3,592,215			$3,527,941			$3,127,234
Interest-bearing liabilities
Transaction accounts	$880,752	8,737	3.97	$862,896	8,447	3.92	$670,698	5,455	3.25
Money market	815,846	8,264	4.05	761,893	7,565	3.97	633,817	4,617	2.91
Certificates of deposit	241,535	2,803	4.64	278,248	3,210	4.61	295,785	2,946	3.98
Wholesale deposits	476,149	4,871	4.09	457,536	4,615	4.03	332,387	3,523	4.24
Total interest-bearing deposits	2,414,282	24,675	4.09	2,360,573	23,837	4.04	1,932,687	16,541	3.42
FHLB advances	294,043	1,974	2.69	287,307	1,717	2.39	367,129	2,452	2.67
Other borrowings	49,481	721	5.83	49,457	718	5.81	34,538	421	4.88
Total interest-bearing liabilities	2,757,806	27,370	3.97	2,697,337	26,272	3.90	2,334,354	19,414	3.33
Non-interest-bearing demand deposit accounts	436,968			443,416			435,556
Other non-interest-bearing liabilities	95,484			93,307			87,148
Total liabilities	3,290,258			3,234,060			2,857,058
Stockholders’ equity	301,957			293,881			270,176
Total liabilities and stockholders’ equity	$3,592,215			$3,527,941			$3,127,234
Net interest income		$30,540			$29,511			$27,747
Interest rate spread			2.95%			2.88%			3.15%
Net interest-earning assets	$589,221			$597,380			$579,397
Net interest margin			3.65%			3.58%			3.81%

(1)
The average balances of loans and leases include non-accrual loans and leases and loans held for sale. Interest income related to non-accrual loans and leases is recognized when collected. Interest income includes net loan fees collected in lieu of interest.
(2)
Includes amortized cost basis of assets available for sale and held to maturity.
(3)
Yields on tax-exempt municipal obligations are not presented on a tax-equivalent basis in this table.
(4)
Represents annualized yields/rates.

	For the Six Months Ended June 30,
	2024			2023
	Average Balance	Interest	Average Yield/Rate(4)	Average Balance	Interest	Average Yield/Rate(4)
	(Dollars in Thousands)
Interest-earning assets
Commercial real estate and other mortgage loans(1)	$1,743,465	$57,419	6.59%	$1,532,348	$45,389	5.92%
Commercial and industrial loans(1)	1,131,018	46,593	8.24	952,192	37,577	7.89
Consumer and other loans(1)	50,708	1,430	5.64	47,960	1,128	4.70
Total loans and leases receivable(1)	2,925,191	105,442	7.21	2,532,500	84,094	6.64
Mortgage-related securities(2)	251,884	4,885	3.88	187,556	2,691	2.87
Other investment securities(3)	64,380	961	2.99	58,270	712	2.44
FHLB and FRB stock	12,464	574	9.21	16,481	629	7.63
Short-term investments	66,953	1,831	5.47	45,022	1,100	4.89
Total interest-earning assets	3,320,872	113,693	6.85	2,839,829	89,226	6.28
Non-interest-earning assets	239,206			216,482
Total assets	$3,560,078			$3,056,311
Interest-bearing liabilities
Transaction accounts	$871,824	17,184	3.94	$619,352	9,295	3.00
Money market accounts	788,869	15,829	4.01	666,385	9,114	2.74
Certificates of deposit	259,891	6,013	4.63	266,099	5,064	3.81
Wholesale deposits	466,843	9,486	4.06	260,485	5,498	4.22
Total interest-bearing deposits	2,387,427	48,512	4.06	1,812,321	28,971	3.20
FHLB advances	290,675	3,691	2.54	382,533	4,913	2.57
Other borrowings	49,469	1,439	5.82	35,660	889	4.99
Total interest-bearing liabilities	2,727,571	53,642	3.93	2,230,514	34,773	3.12
Non-interest-bearing demand deposit accounts	440,192			466,491
Other non-interest-bearing liabilities	94,396			92,716
Total liabilities	3,262,159			2,789,721
Stockholders’ equity	297,919			266,590
Total liabilities and stockholders’ equity	$3,560,078			$3,056,311
Net interest income		$60,051			$54,453
Interest rate spread			2.91%			3.17%
Net interest-earning assets	$593,301			$609,315
Net interest margin			3.62%			3.83%

ASSET AND LIABILITY BETA ANALYSIS

	For the Three Months Ended
(Unaudited)	June 30, 2024	March 31, 2024		June 30, 2023		December 31, 2021
	Average Yield/Rate (3)	Average Yield/Rate (3)	Increase (Decrease)	Average Yield/Rate (3)	Increase (Decrease)	Average Yield/Rate (3)	Increase (Decrease)
Total loans and leases receivable (a)	7.28%	7.21%	0.07%	6.86%	0.42%	4.13%	3.15%
Total interest-earning assets(b)	6.92%	6.85%	0.07%	6.47%	0.45%	3.81%	3.11%
Adjusted total loans and leases receivable (1)(c)	7.11%	7.06%	0.05%	6.71%	0.40%	3.82%	3.29%
Adjusted total interest-earning assets (1)(d)	6.77%	6.71%	0.06%	6.35%	0.42%	3.54%	3.23%
Total core deposits(e)	3.34%	3.20%	0.14%	2.56%	0.78%	0.13%	3.21%
Total bank funding(f)	3.39%	3.27%	0.12%	2.78%	0.61%	0.33%	3.06%
Net interest margin(g)	3.65%	3.69%	(0.04)%	3.81%	(0.16)%	3.39%	0.26%
Adjusted net interest margin(h)	3.47%	3.50%	(0.03)%	3.63%	(0.16)%	3.18%	0.29%

Effective fed funds rate (2)(i)	5.33%	5.33%	—	4.99%	0.34%	0.08%	5.25%

Beta Calculations:
Total loans and leases receivable(a)/(i)					122.2%		59.9%
Total interest-earning assets(b)/(i)					132.6%		59.3%
Adjusted total loans and leases receivable (1)(c)/(i)					117.6%		62.7%
Adjusted total interest-earning assets (1)(d)/(i)					123.5%		61.5%
Total core deposits(e/i)					229.4%		61.1%
Total bank funding(f)/(i)					179.4%		58.3%
Net interest margin(g/i)					(47.1)%		5.0%
Adjusted net interest margin(h/i)					(47.1)%		5.5%

(1)
Excluding fees in lieu of interest.
(2)
Board of Governors of the Federal Reserve System (US), Effective Federal Funds Rate [DFF]. Retrieved from FRED, Federal Reserve Bank of St. Louis. Represents average daily rate.
(3)
Represents annualized yields/rates.

PROVISION FOR CREDIT LOSS COMPOSITION

(Unaudited)	For the Three Months Ended					For the Six Months Ended
(Dollars in thousands)	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023	June 30, 2024	June 30, 2023
Change due to qualitative factor changes	$496	$740	$(432)	$506	$(50)	$1,237	$(41)
Change due to quantitative factor changes	150	(199)	(260)	(1,372)	(295)	(49)	179
Charge-offs	1,583	921	724	562	329	2,504	495
Recoveries	(191)	(227)	(114)	(84)	(245)	(418)	(351)
Change in reserves on individually evaluated loans, net	(1,037)	629	2,008	1,265	1,093	(409)	1,057
Change due to loan growth, net	680	354	629	817	1,227	1,035	2,206
Change in unfunded commitment reserves	32	108	17	123	172	139	248
Total provision for credit losses	$1,713	$2,326	$2,572	$1,817	$2,231	$4,039	$3,793

PERFORMANCE RATIOS

	For the Three Months Ended					For the Six Months Ended
(Unaudited)	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023	June 30, 2024	June 30, 2023
Return on average assets (annualized)	1.14%	0.98%	1.11%	1.19%	1.04%	1.06%	1.10%
Return on average common equity (annualized)	14.12%	12.24%	13.99%	14.62%	12.58%	13.20%	13.26%
Efficiency ratio	62.75%	63.76%	58.34%	61.96%	61.68%	63.25%	61.85%
Interest rate spread	2.95%	2.88%	2.97%	3.07%	3.15%	2.91%	3.17%
Net interest margin	3.65%	3.58%	3.69%	3.76%	3.81%	3.62%	3.83%
Average interest-earning assets to average interest-bearing liabilities	121.37%	122.15%	123.02%	123.59%	124.82%	121.75%	127.32%

ASSET QUALITY RATIOS

(Unaudited)	As of
(Dollars in thousands)	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023
Non-accrual loans and leases	$18,999	$19,829	$20,597	$17,628	$15,721
Repossessed assets	54	317	247	61	65
Total non-performing assets	$19,053	$20,146	$20,844	$17,689	$15,786
Non-accrual loans and leases as a percent of total gross loans and leases	0.64%	0.68%	0.72%	0.64%	0.59%
Non-performing assets as a percent of total gross loans and leases plus repossessed assets	0.64%	0.69%	0.73%	0.64%	0.59%
Non-performing assets as a percent of total assets	0.53%	0.57%	0.59%	0.52%	0.48%
Allowance for credit losses as a percent of total gross loans and leases	1.17%	1.19%	1.16%	1.12%	1.11%
Allowance for credit losses as a percent of non-accrual loans and leases	183.96%	174.64%	160.21%	176.06%	188.90%

NET CHARGE-OFFS (RECOVERIES)

(Unaudited)	For the Three Months Ended					For the Six Months Ended
(Dollars in thousands)	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023	June 30, 2024	June 30, 2023
Charge-offs	$1,583	$921	$724	$562	$329	$2,504	$495
Recoveries	(191)	(227)	(114)	(84)	(245)	(418)	(351)
Net charge-offs (recoveries)	$1,392	$694	$610	$478	$84	$2,086	$144
Net charge-offs (recoveries) as a percent of average gross loans and leases (annualized)	0.19%	0.10%	0.09%	0.07%	0.01%	0.07%	0.01%

CAPITAL RATIOS

	As of and for the Three Months Ended
(Unaudited)	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023
Total capital to risk-weighted assets	11.45%	11.36%	11.19%	11.20%	10.70%
Tier I capital to risk-weighted assets	8.99%	8.86%	8.74%	8.74%	8.70%
Common equity tier I capital to risk- weighted assets	8.64%	8.51%	8.38%	8.37%	8.32%
Tier I capital to adjusted assets	8.51%	8.45%	8.43%	8.65%	8.80%
Tangible common equity to tangible assets	7.80%	7.78%	7.60%	7.53%	7.64%

LOAN AND LEASE RECEIVABLE COMPOSITION

(Unaudited)	As of
(in thousands)	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023
Commercial real estate:
Commercial real estate - owner occupied	$258,636	$263,748	$256,479	$236,058	$244,039
Commercial real estate - non-owner occupied	777,704	792,858	773,494	753,517	715,309
Construction	229,181	202,382	193,080	211,828	217,069
Multi-family	470,176	453,321	450,529	409,714	392,297
1-4 family	39,680	27,482	26,289	24,235	23,063
Total commercial real estate	1,775,377	1,739,791	1,699,871	1,635,352	1,591,777
Commercial and industrial	1,161,711	1,120,779	1,105,835	1,083,698	1,036,921
Consumer and other	48,145	50,020	44,312	44,808	45,743
Total gross loans and leases receivable	2,985,233	2,910,590	2,850,018	2,763,858	2,674,441
Less:
Allowance for credit losses	33,088	32,799	31,275	29,331	28,115
Deferred loan fees	(181)	(274)	(243)	(156)	(142)
Loans and leases receivable, net	$2,952,326	$2,878,065	$2,818,986	$2,734,683	$2,646,468

DEPOSIT COMPOSITION

(Unaudited)	As of
(in thousands)	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023
Non-interest-bearing transaction accounts	$406,804	$400,267	$445,376	$430,011	$419,294
Interest-bearing transaction accounts	841,146	818,080	895,319	779,789	719,198
Money market accounts	837,569	813,467	711,245	694,199	641,969
Certificates of deposit	224,116	266,029	287,131	285,265	293,283
Wholesale deposits	575,548	457,563	457,708	467,743	455,108
Total deposits	$2,885,183	$2,755,406	$2,796,779	$2,657,007	$2,528,852

Uninsured deposits	$1,011,977	$995,428	$994,687	$916,083	$867,397
Less: uninsured deposits collateralized by pledged assets	34,810	16,622	17,051	28,873	37,670
Total uninsured, net of collateralized deposits	977,167	978,806	977,636	887,210	829,727
% of total deposits	33.9%	35.5%	35.0%	33.4%	32.8%

SOURCES OF LIQUIDITY

(Unaudited)	As of
(in thousands)	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023
Short-term investments	$54,680	$46,984	$107,162	$109,612	$80,510
Collateral value of unencumbered pledged loans	401,602	340,639	367,471	315,067	265,884
Market value of unencumbered securities	289,104	288,965	259,791	236,618	217,074
Readily accessible liquidity	745,386	676,588	734,424	661,297	563,468

Fed fund lines	45,000	45,000	45,000	45,000	45,000
Excess brokered CD capacity(1)	1,051,678	1,166,661	1,231,791	1,090,864	1,017,590
Total liquidity	$1,842,064	$1,888,249	$2,011,215	$1,797,161	$1,626,058
Total uninsured, net of collateralized deposits	977,167	978,806	977,636	887,210	829,727

(1)
Bank internal policy limits brokered CDs to 50% of total bank funding when combined with FHLB advances.

PRIVATE WEALTH OFF-BALANCE SHEET COMPOSITION

(Unaudited)	As of
(in thousands)	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023
Trust assets under management	$3,008,897	$3,080,951	$2,898,516	$2,715,801	$2,707,390
Trust assets under administration	239,766	239,249	223,013	198,864	199,729
Total trust assets	$3,248,663	$3,320,200	$3,121,529	$2,914,665	$2,907,119

NON-GAAP RECONCILIATIONS

Certain financial information provided in this release is determined by methods other than in accordance with generally accepted accounting principles (United States) (“GAAP”). Although the Company’s management believes that these non-GAAP financial measures provide a greater understanding of its business, these measures are not necessarily comparable to similar measures that may be presented by other companies.

TANGIBLE BOOK VALUE

“Tangible book value per share” is a non-GAAP measure representing tangible common equity divided by total common shares outstanding. “Tangible common equity” itself is a non-GAAP measure representing common stockholders’ equity reduced by intangible assets, if any. The Company’s management believes that this measure is important to many investors in the marketplace who are interested in period-to-period changes in book value per common share exclusive of changes in intangible assets. The information provided below reconciles tangible book value per share and tangible common equity to their most comparable GAAP measures.

(Unaudited)	As of
(Dollars in thousands, except per share amounts)	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023
Common stockholders’ equity	$293,178	$285,796	$277,596	$268,766	$260,640
Less: Goodwill and other intangible assets	(11,841)	(11,950)	(12,023)	(12,110)	(12,073)
Tangible common equity	$281,337	$273,846	$265,573	$256,656	$248,567
Common shares outstanding	8,294,589	8,306,573	8,314,778	8,315,186	8,315,465
Book value per share	$35.35	$34.41	$33.39	$32.32	$31.34
Tangible book value per share	33.92	32.97	31.94	30.87	29.89

TANGIBLE COMMON EQUITY TO TANGIBLE ASSETS

“Tangible common equity to tangible assets” (“TCE”) is defined as the ratio of common stockholders’ equity reduced by intangible assets, if any, divided by total assets reduced by intangible assets, if any. Adjusted TCE ratio is defined as TCE adjusted for net fair value adjustments of financial assets and liabilities. For more information on fair value adjustments please refer to Note 19 - Fair Value Disclosures in the annual report on Form 10-K for the year ended December 31, 2023. The Company’s management believes that this measure is important to many investors in the marketplace who are interested in the relative changes from period to period in common equity and total assets, each exclusive of changes in intangible assets. The information below reconciles tangible common equity and tangible assets to their most comparable GAAP measures.

(Unaudited)	As of
(Dollars in thousands)	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023
Common stockholders’ equity	$293,178	$285,796	$277,596	$268,766	$260,640
Less: Goodwill and other intangible assets	(11,841)	(11,950)	(12,023)	(12,110)	(12,073)
Tangible common equity (a)	$281,337	$273,846	$265,573	$256,656	$248,567
Total assets	$3,617,061	$3,531,358	$3,507,846	$3,418,850	$3,265,738
Less: Goodwill and other intangible assets	(11,841)	(11,950)	(12,023)	(12,110)	(12,073)
Tangible assets (b)	$3,605,220	$3,519,408	$3,495,823	$3,406,740	$3,253,665
Tangible common equity to tangible assets	7.80%	7.78%	7.60%	7.53%	7.64%

Fair Value Adjustments:
Financial assets - MTM (c)	$(17,432)	$(29,019)	$(29,136)	$(45,489)	$(43,403)
Financial liabilities - MTM (d)	$(721)	$12,560	$11,945	$23,436	$21,916
Net MTM, after-tax e = (c-d)*(1-21%)	$(14,341)	$(13,003)	$(13,581)	$(17,422)	$(16,975)

Adjusted tangible equity f = (a-e)	$266,996	$260,843	$251,992	$239,234	$231,592
Adjusted tangible assets g = (b-c)	$3,587,788	$3,490,389	$3,466,687	$3,361,251	$3,210,262
Adjusted TCE ratio (f/g)	7.44%	7.47%	7.27%	7.12%	7.21%

EFFICIENCY RATIO & PRE-TAX, PRE-PROVISION ADJUSTED EARNINGS

“Efficiency ratio” is a non-GAAP measure representing non-interest expense excluding the effects of the SBA recourse provision, impairment of tax credit investments, losses or gains on repossessed assets, amortization of other intangible assets and other discrete items, if any, divided by operating revenue, which is equal to net interest income plus non-interest income less realized gains or losses on securities, if any. “Pre-tax, pre-provision adjusted earnings” is defined as operating revenue less operating expense. In the judgment of the Company’s management, the adjustments made to non-interest expense and non-interest income allow investors and analysts to better assess the Company’s operating expenses in relation to its core operating revenue by removing the volatility that is associated with certain one-time items and other discrete items. The information provided below reconciles the efficiency ratio and pre-tax, pre-provision adjusted earnings to its most comparable GAAP measure.

(Unaudited)	For the Three Months Ended					For the Six Months Ended
(Dollars in thousands)	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023	June 30, 2024	June 30, 2023
Total non-interest expense	$23,879	$23,342	$21,588	$23,189	$22,031	$47,222	$43,798
Less:
Net loss (gain) on repossessed assets	65	86	4	4	(2)	151	4
SBA recourse provision (benefit)	(9)	126	210	242	341	117	323
Total operating expense (a)	$23,823	$23,130	$21,374	$22,943	$21,692	$46,954	$43,471
Net interest income	$30,540	$29,511	$29,540	$28,596	$27,747	$60,051	$54,453
Total non-interest income	7,425	6,757	7,094	8,430	7,374	14,182	15,784
Less:
Net loss on sale of securities	0	(8)	—	—	(45)	(8)	(45)
Adjusted non-interest income	7,425	6,765	7,094	8,430	7,419	14,190	15,829
Total operating revenue (b)	$37,965	$36,276	$36,634	$37,026	$35,166	$74,241	$70,282
Efficiency ratio	62.75%	63.76%	58.34%	61.96%	61.68%	63.25%	61.85%

Pre-tax, pre-provision adjusted earnings (b - a)	$14,142	$13,146	$15,260	$14,083	$13,474	$27,287	$26,811
Average total assets	$3,592,215	$3,527,941	$3,454,652	$3,276,240	$3,127,234	$3,560,078	$3,056,311
Pre-tax, pre-provision adjusted return on average assets	1.57%	1.49%	1.77%	1.72%	1.72%	1.53%	1.75%

ADJUSTED NET INTEREST MARGIN

“Adjusted Net Interest Margin” is a non-GAAP measure representing net interest income excluding the fees in lieu of interest and other recurring, but volatile, components of net interest margin divided by average interest-earning assets less other recurring, but volatile, components of average interest-earning assets. Fees in lieu of interest are defined as prepayment fees, asset-based loan fees, non-accrual interest, and loan fee amortization. In the judgment of the Company’s management, the adjustments made to net interest income allow investors and analysts to better assess the Company’s net interest income in relation to its core client-facing loan and deposit rate changes by removing the volatility that is associated with these recurring but volatile components. The information provided below reconciles the net interest margin to its most comparable GAAP measure.

(Unaudited)	For the Three Months Ended					For the Six Months Ended
(Dollars in thousands)	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023	June 30, 2024	June 30, 2023
Interest income	$57,910	$55,783	$54,762	$50,941	$47,161	$113,693	$89,226
Interest expense	27,370	26,272	25,222	22,345	19,414	53,642	34,773
Net interest income (a)	30,540	29,511	29,540	28,596	27,747	60,051	54,453
Less:
Fees in lieu of interest	1,227	793	1,075	582	936	2,020	1,587
FRB interest income and FHLB dividend income	959	1,436	1,466	870	1,064	2,395	1,720
Adjusted net interest income (b)	$28,354	$27,282	$26,999	$27,144	$25,747	$55,636	$51,146
Average interest-earning assets (c)	$3,347,027	$3,294,717	$3,199,485	$3,038,776	$2,913,751	$3,320,872	$2,839,829
Less:
Average FRB cash and FHLB stock	61,082	97,036	99,118	54,677	76,678	79,059	61,001
Average non-accrual loans and leases	19,807	20,540	18,602	15,775	3,781	20,172	3,599
Adjusted average interest-earning assets (d)	$3,266,138	$3,177,141	$3,081,765	$2,968,324	$2,833,292	$3,221,641	$2,775,229
Net interest margin (a / c)	3.65%	3.58%	3.69%	3.76%	3.81%	3.62%	3.83%
Adjusted net interest margin (b / d)	3.47%	3.43%	3.50%	3.66%	3.63%	3.45%	3.69%